Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Eberle and Jeffery G. Hough, and each of them, with full power of substitution and reconstitution and each with full power to act for him and without the other, as his  true and lawful attorney-in-fact and agent, for him and in his name, place and stead,  in any and all capacities, to sign any and all amendments  to this Annual Report on Form 10-K, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said  attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Security Exchange Act of 1934, this Annual Report on Form 10-K has been signed by the following persons in the capacities and on the date indicated.

Date: March 10, 2014	/s/ James A. Eberle
James A. Eberle
Chief Executive Officer and Director
(Principal Executive Officer)

Date: March 10, 2014	/s/ Jeffery G. Hough
Jeffery G. Hough
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 10, 2014	/s/ Jerome I. Feldman
Jerome I. Feldman
Chairman of the Board

Date: March 10, 2014	/s/ Dr. Sheldon L. Glashow
Dr. Sheldon L. Glashow
Director

Date: March 10, 2014	/s/ Dr. Roger Hagengruber
Dr. Roger Hagengruber
Director

Date: March 10, 2014	/s/ Joseph W. Lewis
Joseph W. Lewis
Director

Date: March 10, 2014	/s/ Jane Bryant Quinn
Jane Bryant Quinn
Director

Date: March 10, 2014	/s/ Christopher Sorrells
Christopher Sorrells
Director

Date: March 10, 2014	/s/ O. Lee Tawes, III
O. Lee Tawes, III
Director